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EXHIBIT 25.1

File No.

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(B)(2)[    ]

FIFTH THIRD BANK
(Exact name of trustee as specified in its charter)

Michigan
(Jurisdiction of incorporation or organization if not a national bank)

38-0892650
(I.R.S. Employer Identification No.)

One Vandenberg Center, Grand Rapids, Michigan
(Address of principal executive offices)

49503
(Zip Code)

Kevin T. Kabat, 111 Lyon Street NW, Grand Rapids,
Michigan 49503-2495, (616) 771-5000
(Name, address and telephone number of agent for service)

SEMCO ENERGY, INC.
(Exact name of obligor as specified in its charter)

Michigan
(State or other jurisdiction of incorporation or organization)

38-2144267
(I.R.S. Employer Identification No.)

28470 13 Mile Road, Suite 300, Farmington Hills, Michigan
(Address of principal executive offices)

48334
(Zip Code)

7 3/4% Senior Notes Due 2013
(Title of the indenture securities)

Item 1. General information.

        Furnish the following information as to the trustee—

(a)
Name and address of each examining or supervising authority to which it is subject.

    Federal Reserve Bank of Chicago
    230 South LaSalle Street
    Chicago, Illinois 60604-1413

    Federal Deposit Insurance Corporation,
    Washington, D.C.

(b)
Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14 and 15 are not applicable by virtue of the answer to Item 13.

Item 13. Defaults by the obligor.

(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    None.

(b)
If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    None.

Item 16. List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility.

(1)
A copy of the Certificate of Incorporation of the trustee as now in effect.

(2)
A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

(3)
A copy of the authorization of the trustee to exercise corporate trust powers.

(4)
A copy of the existing bylaws of the trustee incorporating amendments to date.

(5)
A copy of each indenture referred to in Item 4.

(6)
The consent of the trustee required by Section 321 (b) of the Act.

(7)
A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

(8)
A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

(9)
Foreign trustees are required to file a consent to service of process of Form F-X

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fifth Third Bank, a corporation organized and existing under the laws of the State of Michigan, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Grand Rapids and the State of Michigan, on the 9th day of January 2004.

FIFTH THIRD BANK

By:	/s/ RODNEY D. WEEKS

Its:	Vice President

EXHIBIT 1

CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION

NAME OF BANK	CITY/VILLAGE
OLD KENT BANK AND TRUST COMPANY	CITY OF GRAND RAPIDS, MICHIGAN

NATURE OF AMENDMENT
NAME CHANGE

WE HEREBY CERTIFY THAT AT A MEETING OF THE SHAREHOLDERS OF THE ABOVE-NAMED BANK HELD ON DECEMBER 9, 1994, IT WAS RESOLVED THAT ARTICLE NO. FIRST OF THE ARTICLES OF INCORPORATION OF THE BANK BE AMENDED TO READ AS FOLLOWS:

ARTICLE FIRST
The Name assumed by this Bank shall be Old Kent Bank

IN WITNESS WHEREOF, WE HERETO AFFIX OUR SIGNATURES DECEMBER 9, 1994.

PRESIDENT/VICE PRESIDENT	CASHIER/ASSISTANT CASHIER
/s/ Robert L. Sadler	/s/ Janet S. Nisbett

ROBERT L. SADLER, PRESIDENT	JANET S. NISBETT, CASHIER AND SENIOR VICE PRESIDENT

STATE OF MICHIGAN
COUNTY OF KENT

ON DECEMBER 9, 1994, BEFORE ME, A NOTARY PUBLIC IN AND FOR SAID COUNTY, PERSONALLY APPEARED ROBERT L. SADLER, PRESIDENT, AND JANET S. NISBETT, CASHIER AND SENIOR VICE PRESIDENT, OF OLD KENT BANK AND TRUST COMPANY, KNOWN TO ME TO BE THE PERSONS NAMED IN, AND WHO EXECUTED THIS DOCUMENT AND ACKNOWLEDGED THAT THESE PERSONS EXECUTED THE SAME AS HIS/HER FREE ACT AND DEED ON BEHALF OF SAID BANK, AND FOR THE INTENTS AND PURPOSES THEREIN MENTIONED.

/s/ Deborah K. Berman Notary Public
DEBORAH K. BERMAN NOTARY PUBLIC, KENT COUNTY, MI MY COMMISSION EXPIRES: JAN. 6, 1999

EFFECTIVE JANUARY 1, 1995

ARTICLES OF INCORPORATION

OF

OK BANK

GRAND RAPIDS, MICHIGAN

        For the purpose of organizing a bank to carry on the business of banking under Chapter 3 of the banking code of 1969, the undersigned subscribers for stock of the bank hereinafter named to enter into the following Articles of Incorporation:

        FIRST, The name assumed by this bank shall be: OK BANK

        SECOND, The place where the principal office of this bank shall be located and shall conduct its business is in the City of Grand Rapids, County of Kent, State of Michigan.

        THIRD, The purpose of this corporation is to carry on the business of banking under Chapter 3 of the banking code of 1969.

        FOURTH, 1. AMOUNT, CLASSES AND SHARES OF CAPITAL STOCK—The amount of capital stock of this bank shall be $200,000.00, divided into classes and shares as follows:

          The capital stock of this bank shall be of one class, consisting of 20,000 shares of Common stock of the par value of $10.00 per share, and each such share shall in all respects be equal to every other such share.

        (If more than one class of stock is issued, the respective powers, preferences, rights, qualifications, limitations and restrictions of each class of stock are to be set forth on inserts following)

        FIFTH. The names, places of residence, and addresses of the incorporators, and the number of shares subscribed for by each are as follows:

		Number of Shares
Name
	Business Address or Residence	Common	Preferred
Richard M. Gillett	2359 Breton Rd., S.E. Grand Rapids, Michigan	4,000
Carl H. Morgenstern	55 Middleboro Dr., N.E. Grand Rapids, Michigan	4,000
William C. Whitney	7264 Driftwood Dr., S.E. Grand Rapids, Michigan	4,000
John C. Canepa	633 Manhattan Rd., S.E. Grand Rapids, Michigan	4,000
Peter Van Domelen	324 Gracewood, S.E. Grand Rapids, Michigan	4,000

        SIXTH, The period for which this bank is organized is perpetual.

        SEVENTH, (Here insert any desired provisions consistent with the laws of Michigan for regulating the business of banking and the conduct of affairs of the bank.)

          This bank serves the right to amend, alter, and repeal these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred by these Articles of Incorporation are granted subject to this reservation.

        IN WITNESS WHEREOF, the incorporators have signed these Articles of Incorporation this 15th day of June, A.D. 1972.

/s/ Richard M. Gillett
/s/ Carl H. Morgenstern
/s/ William C. Whitney
/s/ John C. Canepa
/s/ Peter Van Domelen

        (The incorporators must be a majority of the applicants for permission to organize the bank.) (Type or print Name of Signer opposite or below each signature.)

STATE OF MICHIGAN	)
	)	SS.
COUNTY OF KENT	)

        On this 15th day of June, A.D. 1972, before me, a Notary Public in and for said County, personally appeared.

        Richard M. Gillett, Carl H. Morgenstern, William C. Whitney, John C. Canepa and Peter Van Domelan

        known to me to be the persons named in, and who executed the foregoing instrument and severally acknowledged that they executed the same as their free act and deed, and for the intents and purposes therein mentioned.

/s/ ADA M. BRONSINK Notary Public for Kent County, Michigan
Ada M. Bronsink Notary Public, Kent County, Michigan My Commission expires: Feb 2, 1975

ARTICLES OF INCORPORATION

OF

OK BANK

GRAND RAPIDS MICHIGAN
Under Chapter 3 of the banking Code
of 1969

APPROVED June 19, 1972

/s/ F. H. Coward

F.H. Coward, First Deputy

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF

OK BANK

GRAND RAPIDS, MICHIGAN

INCREASE OF $16,178,970.00 IN COMMON CAPITAL

        At a meeting of the shareholders of OK BANK, GRAND RAPIDS, Michigan, held on the 3rd day of August, 1972, (After obtaining a waiver of notice in accordance with the Bylaws). It was:

        RESOLVED, FIRST, that the outstanding Common Capital Stock of the Bank be increased from $200,000.00 to $16,378,970.00 in the following manner:

        (a)    $16,178,970.00 By the issuance of 1,617,897 shares of new Common Stock of the par value of $10.00 each, in accordance with the consolidation agreement between OK Bank and Old Kent Bank and Trust Company under the provisions of Act 319, Public Acts of 1969, the banking code of 1969; so that the total capital stock of the Bank, after such increase, will be in the amount of $16,378,970.00 divided into 1,637,897 shares of Common Stock of the par value of $10.00 each.

        RESOLVED, SECOND, that the Articles of Incorporation of the Bank as amended, be and they are hereby further amended by striking out Article Fourth and inserting in the pace thereof the following Article Fourth:

ARTICLE FOURTH

        The amount of capital stock of the Bank shall be $16,378,970.00 divided into 1,637,897 shares of Common Stock of the par value of $10.00 each.

        RESOLVED, THIRD, That Article First of the Articles of Incorporation of the Bank, be and the same is hereby amended to read as follows:

ARTICLE FIRST

        The name assumed by this Bank shall be:

        OLD KENT BANK AND TRUST COMPANY

        We, the undersigned, being the President and the Cashier of the aforementioned bank, existing under the provisions of Act 319, Public Acts of 1969 known as the banking code of 1969, do hereby certify, as required by said code, that the foregoing resolutions amending the Articles of Incorporation of said bank were adopted in the meeting above described, by the following vote:

Total number of shares of preferred stock outstanding	None
Total number of shares of preferred stock represented at the meeting	None
Total number of shares of preferred stock voted in favor of the resolutions and amendments	None
Total number of shares of preferred stock voted against the resolutions and amendments	None
Total number of shares of common stock outstanding	20,000
Total number of shares of common stock represented at the meeting	20,000
Total number of shares of common stock voted in favor of the resolutions and amendments	20,000
Total number of shares of common stock voted against the resolutions and amendments	None

        We further certify that the foregoing is a true and correct report of the vote and of the resolutions adopted at the aforesaid meeting and that a complete list of the shareholders voting therefore and the number of shares voted by each is on file in the Bank.

        IN WITNESS WHEREOF, we hereunto sign our names this 8th day of August, A.D., 1972.

/s/ OK BANK (Name of Bank)
By:	/s/ RICHARD M. GILLETT President
/s/ WILLIAM C. WHITNEY Cashier
STATE OF MICHIGAN	)
) ss
COUNTY OF KENT	)

        On this 8th day of August, 1972, before me, a Notary Public in and for said county, personally appeared Richard M. Gillett, President of OK Bank, known to me to be the person named in, and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed of said bank, and for the intents and purposes therein mentioned.

/s/ ADA M. BRONSINK
Ada M. Bronsink Notary Public for Kent County, Michigan My commission expires 2/2/75

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION Change in Corporate Name and Increase in Capital Stock of
OK BANK
Grand Rapids, Michigan Under Chapter 3 of the banking code of 1969
APPROVED AND FILED
October 16, 1972
Effective: October 16, 1972
Deputy Commissioner

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION

Name of Bank	City/Village/Township
Old Kent Bank	City of Grand Rapids, County of Kent State of Michigan

We hereby certify that at a meeting of the sole shareholder of the above-named bank held on April 23, 2001, it was resolved that the following article of the Articles of Incorporation of the bank be amended, effective as of April 27, 2001, to read as follows:

ARTICLE FIRST

The name of this bank shall be Fifth Third Bank.

Officer's Signature	Title	Date
Kevin T. Kabat	President	April 23, 2001

Officer's Signature	Title	Date
Mary E. Tuuk	Secretary	April 23, 2001

EXHIBIT 2

CERTIFICATE OF AUTHORITY OF THE
TRUSTEE TO COMMENCE BUSINESS
(INCLUDED IN EXHIBIT 1)

EXHIBIT 3

A COPY OF THE AUTHORIZATION OF THE TRUSTEE
TO EXERCISE CORPORATE TRUST POWERS

[See Attached]

STATE OF MICHIGAN

DEPARTMENT OF CONSUMER & INDUSTRY SERVICES

OFFICE OF FINANCIAL AND INSURANCE SERVICES

        I, Linda A. Watters, Commissioner of the Office of Financial and Insurance Services, Department of Consumer & Industry Services, State of Michigan, do hereby certify the records of this office reflect

FIFTH THIRD BANK

is a Michigan banking corporation headquartered in the City of Grand Rapids, County of Kent, State of Michigan, United States of America, and is duly authorized to transact business under its charter, pursuant to the provisions of applicable statutes of this State. I further certify that Fifth Third Bank is authorized to exercise trust powers and to act in all fiduciary capacities permitted by the Michigan Banking Code of 1999, as amended.

SIGNED AND SEALED this 23rd day of June, 2003, at Lansing, Michigan.
/s/ LINDA A. WATTERS
Linda A. Watters Commissioner

EXHIBIT 4

A COPY OF THE EXISTING BYLAWS OF THE TRUSTEE
INCORPORATING AMENDMENTS TO DATE

Restated September 19, 2002

BYLAWS

OF

FIFTH THIRD BANK

ARTICLE I

OFFICES

        Section 1. Principal Office. The principal office of the Bank shall be in the City of Grand Rapids, County of Kent, State of Michigan.

        Section 2. Other Offices. The Bank may have such other offices as the laws of the State of Michigan shall from time to time permit, and the Board of Directors shall from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDER

        Section 1. Times and Places of Meetings. Meetings of the shareholder shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the Board of Directors or the shareholder.

        Section 2. Annual Meeting. An annual meeting of the shareholder for election of Directors and for such other business as may come before the meeting shall be held each year at such time and business day in the month of May as maybe designated by the Board of Directors or the shareholder, or if no such designation is made, at 10 a.m. on the third Monday in such month, or if that be a legal holiday, then on the next succeeding business day.

        Section 3. Special Meetings. Special meetings of the shareholder maybe called by the Board of Directors, the Chief Executive Officer, the Chairman of the Board (if any), the President, or the shareholder and shall be held on such date as may be specified in the notice of the meeting.

        Section 4. Notice of Meetings. Except as otherwise required by law, no notice of a meeting of the shareholder shall be required. Notice of any meeting need not be given to a shareholder who signs a waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting at the beginning of the meeting the lack of notice of such meeting shall constitute a waiver of notice.

        Section 5. Registered Shareholder. The Bank shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the; part of any other person, whether or not it shall have express or other notice thereof, except as provided in Section 7 of this Article.

        Section 6. Voting Rights A shareholder who is entitled to vote shall, at every meeting of the shareholder, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.

        Section 7. Quorum of Shareholder and Adjournments. The holder of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholder for the transaction of business, except as otherwise provided by law or by the Articles of Incorporation.

        Section 8. Decision of Questions. When a quorum is present at any meeting, the vote of the holder of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

ARTICLE III

DIRECTORS

        Section 1. Number of Directors. The number of Directors which shall constitute the whole Board shall be within the limits prescribed by law. Within these limits, the number of Directors shall be determined by the shareholder. The Directors shall be elected as provided by law, and each Director shall hold office until his or her successor is elected and qualified.

        Section 2. Removal of Directors. Any Director may be removed, with or without cause, by resolution of the shareholder to that effect. Any vacancy resulting from such removal may be filled by a vote of the shareholder or, if the shareholder fails to so fill such vacancy, may be filled by a vote of a majority of the remaining Directors pursuant to Section 3 of this Article III.

        Section 3. Filling of Vacancies. Vacancies in the Board of Directors resulting from any cause whatsoever may be filled by a vote of the shareholder or by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify. When a vacancy reduces the membership of the Board to less than the minimum number prescribed by law, the remaining Directors shall forthwith fill such vacancy in order to maintain a Board of at least such minimum number.

        Section 4. Powers. The business of the Bank shall be managed by its Board of Directors which may exercise all such powers of the Bank and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholder. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Bank by its Directors and officers as contemplated by these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Bank in accordance with the provisions of ARTICLE IV of these Bylaws.

        Section 5. First Meeting of Each Board of Directors. Following the annual meeting of the shareholder, the Directors-elect shall qualify by taking their oath of office as prescribed by law. The first meeting o f each newly elected Board of Directors may be held immediately following the annual meeting of the shareholder, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held as herein provided, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

        Section 6. Regular Meetings of Directors. Regular meetings of the board of directors maybe held with or without notice at such time and at such place as shall from time to time be determined by the Board. Notice of regular meetings of the board of directors shall not be required.

        Section 7. Special Meetings of Directors. Special meetings of the Board of Directors maybe called by the Chief Executive Officer, the Chairman of the Board (if any), the President, or a Vice President at any time, and twenty-four (24) hours' notice thereof shall be given by telephone, telegram or letter, unless such notice is waived.

        Section 8. Quorum of Directors. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except its may be otherwise specifically provided by law or by the Articles of Incorporation, If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        Section 9. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 10. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Bank in any other capacity and receiving compensation therefor. Members of special or standing committees may also be allowed compensation for attending committee meetings.

        Section 11. Waiver of Notice. Attendance of a Director at a meeting of the Board of Directors, or any committee constitutes a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objection to the transacting of any business because the meeting is not lawfully called or convened. Notice of any meeting of the Board of Directors or a committee need not be given to,my person entitled thereto who waives such notice in writing, either before or after the meeting.

        Section 12. Meeting by Telephone or Similar Equipment. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES OF DIRECTORS

        Section 1. Committees. The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve during the pleasure of the Board. The Board of Directors may also appoint Directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

        Section 2. Executive Committee. The Board of Directors shall appoint an Executive Committee whose membership shall consist of the Chief Executive Officer and such other members of the Board of Directors as it may deem advisable. The Executive Committee shall have and may exercise the full powers and authority of the Board of Directors in the management of business affairs and property of the Bank during the intervals between meetings of the Board of Directors; subject, however, to such limitations and control as the Board of Directors may from time to time impose.

        Section 3. Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

        Section 4 Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members, by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of each committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

        Section 5. Substitutes. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting to serve as a member of the committee in place of such absent or disqualified member.

ARTICLE V

COMMITTEE REGULATIONS

        Each committee provided for in ARTICLE IV above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be hold on the business day following or on such other day as the committee may determine. Special, meetings of the committees may be called by the Chairman of the committee or any two members other than the Chairman, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

ARTICLE VI

OFFICERS

        Section 1. Appointment. The Board of Directors shall appoint a Chief Executive Officer, a President, Me or more Vice Presidents, a Cashier, and such other officers as the Board of Directors may deem necessary. The Board of Directors may also appoint a President, Chief Financial Officer, Secretary, and such other officers of each affiliate as the Directors may deem necessary from time to time, with such officers having the name of such affiliate appended to his or her title (e.g., President (Chicago)). "Each officer shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of the shareholder. The appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office, may be made by the Board of Directors at any meeting. The Chairman of the Board (if one is appointed) and the President shall be chosen from among the Directors, but other officers shall not be required to be members of the Board of Directors. Any two or more offices may be filled by the same person.

        Section 2. Resignation and Removal. Each officer shall hold office at the pleasure of the Board of Directors, or until his or her successor is chosen and qualifies. The Board of Directors may remove and dismiss any officer at any time and for any reason. Any officer may resign his or her office at any time. Such resignation shall take effect upon receipt of notice of resignation by the Bank, unless otherwise specified in the resignation.

        Section 3. Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. He or she may be appointed the Chief Executive Officer. If appointed, the Chairman of the Board shall preside at all meetings of the shareholder, and at all meetings of the Board of Directors, and shall be an ex officio member of all committees designated by the Board,

        Section 4. Vice-Chairman of the Board. The Board of Directors may appoint a Vice-Chairman of the Board. The Vice-Chairman of the Board shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors. He or she may be appointed the Chief Executive Officer. In the case of the absence or inability to act of the Chairman of the Board, the duties of his or her office shall, unless otherwise specified by these Bylaws, be performed by the Vice-Chairman of the Board, unless and until the Board of Directors shall otherwise direct, and when so acting, the Vice-Chairman of the Board shall have all the powers of, and shall be subject to the restrictions upon, the Chairman of the Board.

        Section 5. President. The President shall be the Chief Executive Officer of the Bank unless the Board of Directors appoints a Chairman of the Board or a Vice-Chairman and also appoints that person as the Chief Executive Officer of the Bank. Unless a Chairman of the Board or a Vice-Chairman is appointed by the Board of Directors, the President shall preside at all meetings of the shareholder and all meetings of the Board of Directors. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Bank. In the case of absence or inability to act of the Chairman of the Board (if appointed), and if no Vice-Chainman of the Board has been appointed or the Vice-Chairman of the Board is absent or unable to act, then the President shall exercise all of the duties and responsibilities of the Chairman of the Board, until the Board of Directors shall otherwise direct. In the case of absence or inability to act of the Vice-Chairman of the Board (if appointed), the President shall exercise all of the duties and responsibility of the Vice-Chairman of the Board, until the Board of Directors shall otherwise direct.

        Section 6. Chief Executive Officer. The Chief Executive Officer, in addition to his or her duties as Chairman of the Board, Vice-Chairman of the Board or President, as the case may be, shall have the final authority, subject to the control of the Board of Directors, over the general policy and business of the Bank and shall have the general control and management of the business and affairs of the Bank. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and to prescribe the duties and to fix the compensation of such agents End employees of the Bank, other than the officers appointed by the Board, as he or she may deem necessary.

        Section 7. Vice Presidents. Vice Presidents may further be designated as Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, in that order of priority, with such additional or other designations as the Board of Directors may determine. Each Vice President (however designated) shall have such title and powers and perform such duties as maybe assigned from time to time by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President. In the case of the absence or inability to act of the President, the duties of his or her office shall, unless otherwise specified by these Bylaws, be performed by the Vice Presidents in the order of seniority or priority established by the Board or by the President, unless and until the Board shall otherwise direct, and, when so acting, the duly authorized Vice President shall have all the powers of, and be subject to the restrictions upon, the President.

        Section 8. Cashier. The Cashier shall have such powers and perform such duties as shall be delegated or assigned to cashiers by state or federal law or regulation and as shall be delegated or assigned to the cashier by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President or the Board of Directors.

        Section 9. Auditor. The Auditor shall be responsible to the Board of Directors under the administrative direction of the cashier. He or she shall have free access to all books and records of the Bank, and shall be responsible for departmental audit inspection and examination. The Auditor shall report in writing to the Board of Directors at least once each month the audits conducted and findings of such audits.

        Section 10. Other Officers. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Section t of this ARTICLE VI, shall perform such duties and exercise such authority as the Chief Executive Officer, the Chairman of the Board, the President, or the Board of Directors shall prescribe.

ARTICLE VII

AFFILIATE BOARDS OF DIRECTORS

        Section 1. Affiliate Boards of Directors. The Board of Directors may elect such of its members and Officers of the Bank (whether or not such other persons are employed by the Bank) in such numbers as the Board of Directors deems necessary to form an affiliate board of directors for such affiliates of the Bank as determined appropriate from time to time by the Board of Directors. As of May 21, 200 1, such affiliates are anticipated to be known as: Fifth Third Bank (Chicago), Fifth Third Bank (Northern Michigan), Fifth Third Bank (Western Michigan), and Fifth Third Bank (Eastern Michigan). Any person designated as an Affiliate Director, who is not employed by the Bank, shall tie a Non-Employee Officer of the Bank. Affiliate Directors so elected shall hold office during the term of the Board by whom they are appointed, subject to the power of the Board to remove them at its discretion and/or until such time as their successors have been duly elected and qualified.

        Section 2. Powers and Duties. The Board of Directors may delegate to each Affiliate Board of Directors the power and authority to take by majority vote of the members of such Affiliate Board of Directors any and all such actions that may be legally delegated by the Board of Directors to any one or more officers of the Bank pursuant to the laws of Michigan. Any action taken by any Affiliate Director pursuant to the direction given or authorization granted to him or her by such Affiliate Board of Directors shall constitute the valid and legal act of the Bank pursuant to the approval and authorization of the Board of Directors.

        Section 3. Executive Committees. Each Affiliate Board of Directors shall appoint an Executive Committee consisting of at least three (3) members of the respective Affiliate Board of Directors. Such Executive Committee shall serve until their successors are appointed. The Board of Directors may delegate to each such Executive Committee of an Affiliate Board of Directors any and all such actions that may be legally delegated to the respective Affiliate Board of Directors pursuant to the laws of Michigan. Any action taken by any officer of the Bank pursuant to the direction given or authorization granted to him or her by such an

Executive Committee shall constitute the valid and le al act of the Bank pursuant to the approval and authorization of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

        The Bank shall indemnify each Director and each Officer of the Bank, and each person employed by the Bank who serves at the request of the President of the Bank as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by the applicable laws of Michigan and federal laws and related regulations. The term "Officer' as used in this Section shall include the Chainman of the Board and the Vice Chairman of the Board if such offices are filled, the Chief Executive Officer, the President, each Vice President, each Affiliate Director, the Treasurer, the Secretary, the Cashier, the Controller, and Auditor, the counsel and any other person who is specifically designated as an "Officer' within the operation of this Section by action of the Board of Directors. The Bank may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by the applicable laws of Michigan.

ARTICLE IX

SURETY BONDS

        The Board of Directors shall require a surety bond or bonds of all officers and employees concerned in the handling for the Bank of money, accounts, securities, or property of any kind, and it shall fix the amount, thereof; provided that in the discretion of the Board of Directors, a blanket bond covering all officers and employees of the Bank may be substituted for individual bonds of officers and employees.

ARTICLE X

SEAL

        The Bank's officers may from time to time adopt a form of seal to be used by its duly authorized officers on certificates of its stock and on instruments executed on behalf of the Bank to which the affixing of such seal shall be necessary or proper.

ARTICLE XI

CERTIFICATES OF STOCK

        Section 1. Form and Issuance. Certificates of stock shall be issued to the shareholder, in form approved by the Board of Directors containing such statements therein as required by law. Every certificate issued shall be signed by the Chief Executive Officer, the Chairman of the Board, the President, or a Vice President, and the Cashier or an Assistant Cashier, and shall be sealed with the seal of the Bank.

        Section 2. Transfers of Stock. Upon surrender to the Bank of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Bank to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to such restrictions as may lawfully be stated on the certificate of stock.

        Section 3. Substituted Certificates. In case a certificate for shares of stock is lost, stolen, mutilated or destroyed, the Board of Directors may issue a new certificate in place thereof, upon such terms and conditions as may be deemed advisable and as may be permitted by law.

ARTICLE XII

SIGNING AUTHORITY

        Section 1. Certain Recordable Instruments. All deeds, mortgages, land contracts, leases, powers of attorney, and other instruments conveying or affecting interests in real property owned by the Bank which are required to be executed in a form entitling them to be recorded in the office of any recorder of conveyances shall, except as otherwise provided herein and in Section 2 below, be executed in the name of the Bank by any two of its officers; provided, however, that all such instruments pertaining to the business of the Trust Department, and all trust agreements and acceptances thereof, may be executed in the name of the Bank by any one of its officers or by any one officer of the Trust Department.

        Section 2. All Other Instruments. All instruments other than those designated in Section I of this ARTICLE XII, including, but not by way of limitation, all checks, drafts, orders for payment of money, certificates of deposit, receipts or vouchers; all endorsements on checks, drafts, or certificates of deposit; all assignments of stocks, bonds or other securities; all proxies; all certificates upon stocks, bonds, debentures, or notes; all petitions, bills, answers, pleadings or other papers necessary or proper to be filed in any court or judicial or administrative proceeding; all mortgage assignments or mortgage discharges; all security agreements, financing statements, continuation statements, termination statements, assignments and releases, necessary or incidental to the creation, perfection, continuation, assignment or termination of any security interest of this Bank under the Uniform Commercial Code; and all other reports, documents or instruments necessary to be signed in the transaction of the business of the Bank not otherwise provided for in these Bylaws may be signed, executed, verified, acknowledged and delivered by any officer of the Bank, or such other person or class of persons as the Board of Directors, the Chief Executive Officer, the Chairman of the Board (if any), the President, or

the Cashier may designate from time to time. Any signature on any document or instrument other than those designated in Section I of Article XII maybe signed by the facsimile signature of any person authorized to sign under this Section 2 of Article XII. If any officer who has signed or whose facsimile signature has been used shall cease to be such officer, such document may nevertheless be signed by means of such facsimile signature and delivered as though the person who signed such document or whose facsimile signature has been used thereon had not cease to be such officer.

        Section 3. Impressing Seal. Anyone of the officers of the Bank shall have authority to make an impression of the seal on all instruments to which the affixing of such seal shall be either necessary or proper.

        Section 4. Capacity of Bank. The authority conferred by these Bylaws for the execution of any instrument shall embrace all cases in which such instrument is executed by or in the name of the Bank, whether in its own behalf or in any fiduciary or trust capacity or in any representative character or capacity whatsoever.

        Section 5. Absence of Resolution. No resolution of the Board of Directors shall be necessary in order to authorize the execution, acknowledgment or verification of any document by any officer who is authorized under these Bylaws to do so, and he or she shall have as fall authority to act as if he or she were duly authorized by resolution of the Board of Directors in each particular case.

ARTICLE XIII

BUSINESS HOURS

        The Bank and its branches shall be open for business on such days and at such hours as shall be determined from time to time by resolution duly adopted by the Board of Directors, all in accordance with the provisions of the laws of the State of Michigan relating thereto.

ARTICLE XIV

AMENDMENT OF BYLAWS

        Section 1. Amendment. These Bylaws may be altered or repealed or new bylaws may be adopted in lieu thereof:

          (a)   By the affirmative vote of a majority of the shares entitled to vote and present or represented at any annual meeting of the shareholder or at any special meeting of the shareholder; or

          (b)   By the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors.

        Section 2. Repeal of Existing Bylaws. All Bylaws of this Bank heretofore in effect, and amendments thereto, are hereby repealed.

EXHIBIT 5

A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

(NOT APPLICABLE)

EXHIBIT 6 TO FORM T-1

THE CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 7 3/4% Senior Notes Due 2013 of SEMCO ENERGY, INC., Fifth Third Bank, hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

FIFTH THIRD BANK
By:	/s/ RODNEY D. WEEKS
Its:	Vice President

EXHIBIT 7

A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
OF ITS SUPERVISING OR EXAMINING AUTHORITY

[See Attached]

Fifth Third Bank ONE VANDENBERG CENTER GRAND RAPIDS, MI 49503 FDIC Certificate Number: 993 Web Address: http://www.53.com/	FFIEC 041 Consolidated Report of Condition for September 30, 2003

Consolidated Report of Condition for Insured Commercial and State — Chartered Savings Banks

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC — Balance Sheet

		Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin(1)	RCON 0081	795,607
	b.	Interest-bearing balances(2)	RCON 0071	30,645
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCON 1754	3,337
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCON 1773	4,592,210
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold	RCON B987	574,175
	b.	Securities purchased under agreements to resell(3)	RCFD B989	0
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	RCON 5369	36,339
	b.	Loans and leases, net of unearned income	RCON B528	17,950,623
	c.	LESS: Allowance for loan and lease losses	RCON 3123	230,473
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON B529	17,720,150
5.	Trading assets (from Schedule RC-D)		RCON 3545	0
6.	Premises and fixed assets (including capitalized leases)		RCON 2145	285,384
7.	Other real estate owned (from Schedule RC-M)		RCON 2150	11,693
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		RCON 2130	0
9.	Customers' liability to this bank on acceptances outstanding		RCON 2155	0
10.	Intangible assets:
	a.	Goodwill	RCON 3163	195,296
	b.	Other intangible assets (from Schedule RC-M)	RCON 0426	12,863
11.	Other assets (from Schedule RC-F)		RCON 2160	862,747
12.	Total assets (sum of items 1 through 11)		RCON 2170	25,120,446
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON 2200	19,191,673
		(1) Noninterest-bearing(4)	RCON 6631	3,868,321
		(2) Interest-bearing	RCON 6636	15,323,351
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase

	a.	Federal funds purchased(5)	RCON B993	766,678
	b.	Securities sold under agreements to repurchase(6)	RCON B995	686,374
15.	Trading liabilities (from Schedule RC-D)		RCON 3548	0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		RCON 3190	1,771,413
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		RCON 2920	0
19.	Subordinated notes and debentures(7)		RCON 3200	163,485
20.	Other liabilities (from Schedule RC-G)		RCON 2930	226,774
21.	Total liabilities (sum of items 13 through 20)		RCON 2948	22,806,397
22.	Minority interest in consolidated subsidiaries		RCON 3000	0
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		RCON 3838	0
24.	Common stock		RCON 3230	16,379
25.	Surplus (exclude all surplus related to preferred stock)		RCON 3839	957,035
26.	a.	Retained earnings	RCON 3632	1,294,696
	b.	Accumulated other comprehensive income(8)	RCON B530	45,939
27.	Other equity capital components(9)		RCON A130	0
28.	Total equity capital (sum of items 23 through 27)		RCON 3210	2,314,049
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		RCON 3300	25,120,446
Memorandum
To be reported with the March Report of Condition.				Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002		RCFD 6724	N/A
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =
	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank's financial statements by external auditors
		7 =	Compilation of the bank's financial statements by external auditors
3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements, regardless of maturity.

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)
Report overnight Federal Home Loan Bank advantages in Schedule RC, item 16, "other borrowed money."

(6)
Includes all securities repurchase agreements, regardless of maturity.

(7)
Includes limited-life preferred stock and related surplus.

(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT 8

A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS
AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE
QUALIFIED UNDER THE ACT

(NOT APPLICABLE)

EXHIBIT 9

FOREIGN TRUSTEES ARE REQUIRED TO FILE A CONSENT TO SERVICE OF
PROCESS OF FORM F-X

(NOT APPLICABLE)

QuickLinks

FORM T-1
SIGNATURE
EXHIBIT 1 CERTIFICATE OF INCORPORATION CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
ARTICLES OF INCORPORATION OF OK BANK GRAND RAPIDS, MICHIGAN
ARTICLES OF INCORPORATION OF OK BANK
ARTICLE FOURTH
ARTICLE FIRST
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
ARTICLE FIRST The name of this bank shall be Fifth Third Bank.
EXHIBIT 2
EXHIBIT 3
STATE OF MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES OFFICE OF FINANCIAL AND INSURANCE SERVICES
FIFTH THIRD BANK
EXHIBIT 4 A COPY OF THE EXISTING BYLAWS OF THE TRUSTEE INCORPORATING AMENDMENTS TO DATE
BYLAWS OF FIFTH THIRD BANK
ARTICLE I OFFICES
ARTICLE II MEETINGS OF SHAREHOLDER
ARTICLE III DIRECTORS
ARTICLE IV COMMITTEES OF DIRECTORS
ARTICLE V COMMITTEE REGULATIONS
ARTICLE VI OFFICERS
ARTICLE VII AFFILIATE BOARDS OF DIRECTORS
ARTICLE VIII INDEMNIFICATION
ARTICLE IX SURETY BONDS
ARTICLE X SEAL
ARTICLE XI CERTIFICATES OF STOCK
ARTICLE XII SIGNING AUTHORITY
ARTICLE XIII BUSINESS HOURS
ARTICLE XIV AMENDMENT OF BYLAWS
EXHIBIT 5
EXHIBIT 6 TO FORM T-1 THE CONSENT OF TRUSTEE
EXHIBIT 7
EXHIBIT 8
EXHIBIT 9